Exhibit 20.1

Capital One Master Trust (RECEIVABLES)*
MONTHLY PERIOD: January 2007

1) Beginning of the Month Principal Receivables:	$43,187,940,290.58
2) Beginning of the Month Finance Charge Receivables:	$721,255,523.99
3) Beginning of the Month AMF Receivables:	$65,427,946.01
4) Beginning of the Month Discounted Receivables:	$0.00
5) Beginning of the Month Total Receivables:	$43,974,623,760.58

6) Removed Principal Receivables:	$0.00
7) Removed Finance Charge Receivables:	$0.00
8) Removed AMF Receivables:	$0.00
9) Removed Total Receivables:	$0.00

10) Additional Principal Receivables:	$0.00
11) Additional Finance Charge Receivables:	$0.00
12) Additional AMF Receivables:	$0.00
13) Additional Total Receivables:	$0.00

14) Discounted Receivables Generated this Period:	$0.00

15) End of the Month Principal Receivables:	$41,808,523,847.67
16) End of the Month Finance Charge Receivables:	$716,595,727.32
17) End of the Month AMF Receivables:	$61,095,726.79
18) End of the Month Discounted Receivables:	$0.00
19) End of the Month Total Receivables:	$42,586,215,301.76

20) Excess Funding Account Balance	$0.00
21) Adjusted Invested Amount of all Master Trust Series	$36,097,771,901.87

22) End of the Month Seller Percentage	13.66%

Capital One Master Trust (DELINQUENCIES AND LOSSES)
MONTHLY PERIOD: January 2007	ACCOUNTS	RECEIVABLES

1) End of the Month Delinquencies:
2) 30 - 59 days delinquent	363,829	$503,387,006.52
3) 60 - 89 days delinquent	235,167	$343,421,739.35
4) 90+ days delinquent	496,743	$803,734,547.12

5) Total 30+ days delinquent	1,095,739	$1,650,543,292.99

6) Delinquencies 30 + Days as a Percent of End of the Month Total Receivables		3.88%

7) Defaulted Accounts during the Month	159,409	$190,155,200.80

8) Annualized Default Rate as a Percent of Beginning of the Month Principal Receivables		5.28%

*                    For calculation purposes, Beginning of Month Principal Receivables includes Additional Principal Receivables

Capital One Master Trust (COLLECTIONS)
MONTHLY PERIOD: January 2007	COLLECTIONS	PERCENTAGES
1) Total Collections and Gross Payment Rate**	$8,038,108,809.56	18.28%

2) Collections of Principal Receivables and Principal Payment Rate	$7,320,401,455.75	16.95%

3) Prior Month Billed Finance Charges and Fees	$507,030,498.33
4) Amortized AMF Income	$34,298,252.66
5) Interchange Collected	$102,443,307.29
6) Recoveries of Charged Off Accounts	$70,054,052.00
7) Collections of Discounted Receivables	$0.00

8) Collections of Finance Charge Receivables and Annualized Yield	$713,826,110.28	19.83%

Capital One Master Trust (AMF COLLECTIONS)
MONTHLY PERIOD: January 2007
1) Beginning Unamortized AMF Balance		$183,402,995.80
2) + AMF Slug	$0.00
3) + AMF Collections	$38,179,496.19
4) - Amortized AMF Income	$34,298,252.66
5) Ending Unamortized AMF Balance		$187,284,239.33

**             Total Collections and Gross Payment Rate is calculated as a Percent of Beginning of Month Total Receivables which includes Additional Total Receivables